UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   September 20, 2005

FactSet Research Systems Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-11869	13-3362547
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

601 Merritt 7
Norwalk, Connecticut 06831
(Address of principal executive offices)

(203) 810-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 2.02    Results of Operations and Financial Condition

On September 20, 2005, FactSet Research Systems Inc. issued a press release announcing its results for the twelve months ended August 31, 2005. The press release is attached as Exhibit 99.1 to this report on Form 8-K. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits

                 (c)         Exhibits

Exhibit
No.	Description
–––––	––––––––––––––––––––––––––––––
99.1	Press Release, dated as of September 20, 2005

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FACTSET RESEARCH SYSTEMS INC.
(Registrant)
By:

Date:	September 20, 2005	/s/ Peter G. Walsh
––––––––––––––––––––––––––––––––––
Peter G. Walsh
Chief Financial Officer

EXHIBIT 99.1

EXHIBIT INDEX

Exhibit
No.	Description of Document
–––––	––––––––––––––––––––––––––––––––––––––––––––––––––––––––
99.1	Press Release of Registrant, dated September 20, 2005 reporting the results of operations for the Registrant’s fourth quarter ended August 31, 2005.

FactSet Research Systems Inc.
601 Merritt 7
Norwalk, Connecticut   06851
203.810.1000/ 203.810.1001 Fax

News Release

FOR IMMEDIATE RELEASE

FactSet Research Systems Reports Record Results for Fourth Quarter of Fiscal Year 2005

Norwalk, Conn.—September 20, 2005 — FactSet Research Systems Inc. (NYSE: FDS), a major supplier of computer-based financial and economic data to the investment community, today announced results for its fiscal fourth quarter ended August 31, 2005. Revenues rose 22.3% to $82.8 million and operating income grew 23.9% to $28.8 million. Net income increased 27.0% to $18.6 million and diluted earnings per share rose 23.3% to $0.37, from $0.30 in the prior year period.

For the 2005 fiscal year, revenues increased 24.1% to $312.6 million while operating income was up 24.4% to $109.0 million. Net income rose 23.7% to $71.8 million and diluted earnings per share advanced 24.3% to $1.43. Included in the fiscal 2005 and 2004 results are income tax benefits that amounted to a $0.04 and $0.03 increase, respectively, to diluted earnings per share.

FactSet Research Systems Inc.
Consolidated Statements of Income (Condensed)

	Three Months Ended			Twelve Months Ended
	August 31,			August 31,
	(unaudited)
(In thousands, except per share data)	2005	2004	Change	2005	2004	Change

Revenues	$82,767	$67,682	22.3%	$312,644	$251,910	24.1%
Total operating expenses	53,990	44,451	21.5	203,623	164,307	23.9
Operating income	28,777	23,231	23.9	109,021	87,603	24.4
Net income	18,647	14,685	27.0	71,765	58,017	23.7
Diluted earnings per share	$0.37	$0.30	23.3	$1.43	$1.15	24.3
Diluted weighted average common shares	50,356	48,981		50,160	50,616

“FactSet continued to invest in and pursue new opportunities during the fourth quarter, resulting in strong sequential growth in subscriptions, workstations and clients throughout the fiscal 2005 year,” said Philip A. Hadley, Chairman and CEO. “These results reflect our ability to provide a diverse set of valued services to meet the needs of our high quality, global client base.”

Excluding the Derivative Solutions Inc. acquisition completed on August 1st, increases in the 4th quarter were:

•	Subscriptions were up $18.6 million to $336.5 million, a 23.3% increase over prior year.
•	Net Client count rose 39, to 1,503
•	Users grew by 2,400 to 26,400, the largest quarterly increase in 5 years

“Subscriptions” at a given point in time represent the forward-looking revenues for the next 12 months from all services currently being supplied to clients.

Derivative Solutions added 406 users and 73 net clients to FactSet’s consolidated user and client count total at August 31, 2005. The Company’s consolidated total at August 31, 2005 was 1,576 clients representing approximately 26,800 users. FactSet’s client retention rate continued to remain over 95% at August 31, 2005.

Including the acquisitions of Derivative Solutions Inc. and Stream VPN Limited, subscriptions totaled $352.9 at September 1, 2005.

Revenues from FactSet’s European and Pacific Rim operations were $18.3 million and $4.2 million, an increase of 75.3% and 26.9%, respectively, from fiscal 2004. Subscriptions from overseas offices increased 63.9% to $92.1 million from $56.2 million in fiscal 2005, representing 26.5% of the consolidated total.

FactSet’s Portfolio Analytics subscriptions rose to over 425 clients, consisting of approximately 3,300 users, as of August 31, 2005.

Other operational highlights of fiscal year 2005 include:

•	September – The Company acquired the JCF Group of companies, a supplier of global broker estimates to institutional investors, for €50 million of which €10 million was in the form of FactSet common stock.
•	November – FactSet successfully held its fourth annual Portfolio Analytics Conference in Miami, Florida, announcing several major enhancements to the Portfolio Analytics suite of products.
•	December – Marquee 2.2 was released, featuring global content and significant new functionality enhancements.
•	January – FactSet’s IB Central, an application designed to mirror the daily workflow of an investment banker, was released.
•	April – Economics Analysis 2.0 was released, featuring an improved charting engine, expanded options, and added functionality for analyzing company, macroeconomic, commodity and financial data.
•	April – Alpha Testing 3.0 was released, featuring many enhancements, including unlimited formulas and factors, as well as report customization.
•	April – Standard & Poor’s Compustat Global Basic data was released on FactSet, featuring nearly 20,000 global active and inactive securities.
•	August – The Company acquired Chicago-based Derivative Solutions, Inc., a leading provider of fixed income analytics and portfolio management software, for $42.5 million in cash and 305,748 shares of FactSet common stock.
•	As previously announced, FactSet closed its acquisition of StreamVPN Limited on September 1, 2005. FactSet paid aggregate consideration of £13,000,000, subject to adjustment based on levels of working capital.

Business Outlook
The following forward-looking statements reflect FactSet’s expectations as of September 20, 2005. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially. The Company does not intend to update its forward-looking statements until its next quarterly results announcement, other than in publicly available statements.

First Quarter Fiscal 2006 Expectations

•	Revenues are expected to range between $88 million and $90 million. Excluding acquisitions, organic revenue growth is expected to approximate 14% to 15%.
•	FactSet adopted SFAS 123R to expense stock based compensation effective September 1, 2005.

Incremental non-cash expense, on a pre tax basis, should total $2.5 to $3.0 million in the 1st quarter. The midpoint of this range would have reduced EPS in the fourth quarter of fiscal 2005 by $.04 per share or 11%.
•	Operating margins are expected to range between 29.5% and 31.5% which include the effects of implementing SFAS 123R. Excluding the effects of implementing SFAS 123R, operating margins would range between 32.5% and 34.5%. The Derivative Solutions Inc. and StreamVPN Limited acquisitions are expected to be breakeven to net income in the first quarter of fiscal 2006 and modestly accretive to EPS for the entire fiscal year.
•	In September 2005, FactSet completed the sale of its only piece of company-owned real estate. This transaction will result in a pre-tax gain of approximately $1.3 million or $.02 per share in the first quarter.
•	The effective tax rate is expected to range between 35.9% and 36.5%.

Full Year Fiscal 2006

•	Capital expenditures should total approximately $18 million to $20 million.

This news release contains forward-looking statements based on management’s current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the Company’s strategy for growth, product development, market position, subscriptions and expected expenditures and financial results are forward-looking statements. Forward-looking statements may be identified by words like “expected,” “anticipates,” “plans,” “intends,” “projects,” “should,” “indicates,” “continues”, “subscriptions” and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in FactSet’s filings with the Securities and Exchange Commission, particularly its latest annual report on Form 10-K, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to, the ability to hire qualified personnel; maintenance of the Company’s leading technological position; the impact of global market trends on the Company’s revenue growth rate and future results of operations; the negotiation of contract terms with corporate vendors, data suppliers and potential landlords; retention of key clients; the successful resolution of ongoing audits by tax authorities; the continued employment of key personnel; the absence of U.S. or foreign governmental regulation restricting international business; and the sustainability of historical levels of profitability and growth rates in cash flow generation.

Conference Call
The Company will host a conference call today, September 20th, at 11:00 a.m. (EST) to review the fourth quarter fiscal 2005 earnings release. To listen, please visit the investor relations section of the Company’s website at www.factset.com.

About FactSet
FactSet Research Systems Inc. is a leading provider of global financial and economic information, including fundamental data on tens of thousands of companies worldwide. Combining more than 200 databases into its own dedicated online service, the Company also provides the tools to download, combine and manipulate the data for investment analysis.

The Company, headquartered in Norwalk, Connecticut, was formed in 1978 and now conducts operations, along with its affiliates, from more than twenty-two locations worldwide, including Boston, New York, Chicago, San Mateo, London, Frankfurt, Paris, Tokyo, Hong Kong, and Sydney.

FactSet Research Systems Inc.
Consolidated Statements of Financial Condition

(In thousands and unaudited)	August 31,	August 31,
ASSETS	2005	2004
	(unaudited)

Cash and cash equivalents	$ 59,457	$ 78,580
Investments	16,566	19,524
Receivables from clients and clearing brokers, net	54,029	45,935
Deferred taxes	5,277	5,875
Other current assets	3,819	4,834
Total current assets	139,148	154,748
Property, equipment and leasehold improvements, net	52,359	43,909
Goodwill	110,793	19,937
Intangible assets, net	41,660	5,944
Deferred taxes	722	3,098
Other assets	2,847	2,291
Total assets	$347,529	$229,927
	=======	=======
LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable and accrued expenses	$ 20,400	$ 21,123
Accrued compensation	18,726	17,328
Deferred fees	17,835	9,530
Dividends payable	2,417	2,182
Current taxes payable	4,307	7,624
Total current liabilities	63,685	57,787
Deferred taxes	6,657	––
Deferred rent and other non-current liabilities	9,079	7,594
Total liabilities	79,421	65,381
	=====	=====
Stockholders’ Equity:
Common stock	549	352
Capital in excess of par value	100,791	60,420
Retained earnings	305,636	243,324
Treasury stock	(136,820)	(139,504)
Deferred compensation	(1,806)	––
Accumulated other comprehensive loss	(242)	(46)
Total stockholders’ equity	268,108	164,546

Total liabilities and stockholders’ equity	$347,529	$229,927
	=======	=======

FactSet Research Systems Inc.
Consolidated Statements of Income

	Three Months Ended		Twelve Months Ended
	August 31,		August 31,
(In thousands, except per share data)	2005	2004	2005	2004
	(unaudited)		(unaudited)

Revenues	$82,767	$67,682	$312,644	$251,910

Cost of services	24,731	19,724	91,801	74,191
Selling, general and administrative	29,259	24,727	111,822	90,116

Total operating expenses	53,990	44,451	203,623	164,307

Income from operations	28,777	23,231	109,021	87,603

Other income	442	127	1,142	1,772

Income before income taxes	29,219	23,358	110,163	89,375

Provision for income taxes	10,572	8,673	38,398	31,358

Net income	$18,647	$14,685	$71,765	$58,017
	======	======	======	======

Basic earnings per common share	$0.39	$0.31	$1.50	$1.20
	====	====	====	====
Diluted earnings per common share	$0.37	$0.30	$1.43	$1.15
	====	====	====	====
Weighted average common shares (Basic)	48,067	46,700	47,904	48,408
	=====	=====	=====	=====
Weighted average common shares (Diluted)	50,356	48,981	50,160	50,616
	=====	=====	=====	=====

FactSet Research Systems Inc.
Consolidated Statements of Cash Flows	Twelve Months Ended
	August 31,
(In thousands and unaudited)	2005	2004
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$71,765	$58,017
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	18,318	14,658
Deferred tax provision (benefit)	3,029	(693)
Gain on sale of equipment	––	(316)
Accrued ESOP contribution	––	2,240
Net income adjusted for non-client items	93,112	73,906
Changes in assets and liabilities, net of effects of acquisitions
Receivables from clients and clearing brokers, net	(2,984)	(10,163)
Accounts payable and accrued expenses	(4,284)	6,708
Accrued compensation	2,204	2,292
Deferred fees	20	(1,127)
Current taxes payable	(3,482)	5,167
Landlord contributions to leasehold improvements	965	6,092
Other working capital accounts, net	1,808	(1,730)
Income tax benefits from stock option exercises	6,987	1,317
Net cash provided by operating activities	94,346	82,462

CASH FLOWS FROM INVESTING ACTIVITIES
Sales of investments, net	3,033	98,716
Acquisition of business, net of cash acquired	(92,224)	(6,478)
Purchases of furniture, equipment and leasehold improvements	(21,935)	(37,838)
Net cash (used in) provided by investing activities	(111,126)	54,400

CASH FLOWS FROM FINANCING ACTIVITIES
Dividend payments	(8,837)	(7,736)
Repurchase of common stock	(13,509)	(110,513)
Proceeds from employee stock plans	20,223	8,841
Net cash used in financing activities	(2,123)	(109,408)
Effect of exchange rate changes on cash and cash equivalents	(220)	––
Net (decrease) increase in cash and cash equivalents	(19,123)	27,454
Cash and cash equivalents at beginning of period	78,580	51,126
Cash and cash equivalents at end of period	$59,457	$78,580
	======	======